Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                       702.257.1984
                                                 702.362.0540 (Fax)





May 20, 2002

To Whom It May Concern:

I have issued my report dated May 20, 2002, accompanying the financial statements of The Prestige Group.net, Inc. on Form 10-QSB for the period of July 13, 1999 (inception date) through March 31, 2002. I hereby consent to the incorporation by reference of said report on the Quarterly Report of The Prestige Group.net, Inc. on Form 10-QSB (File No. 000-32495).

Signed,

/s/ G. Brad Beckstead, CPA
---------------------------
G. Brad Beckstead, CPA